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                                                                       EXHIBIT 5

                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900


                                  April 2, 2002


AGCO Corporation
4205 River Green Parkway
Duluth, GA  30096

Ladies and Gentlemen:

         We have acted as your special counsel in connection with the filing by AGCO Corporation, a Delaware corporation (the "Company"), of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") relating to the registration pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), of 1,250,000 shares (the "Shares") of Common Stock, par value $0.01 per share, reserved for issuance in connection with awards to be granted under the AGCO Corporation Amended and Restated Long-Term Incentive Plan (the "Plan").

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of the Company's representatives.

         Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued by you in the manner contemplated by the Plan (including the maintenance of the effectiveness of the Registration Statement and the obtaining and maintenance of all requisite regulatory and other approvals), will be validly issued, fully paid and nonassessable.

         The opinion set forth herein is limited to the Delaware General Corporation Law. We are not opining as to any other laws of the State of Delaware (including, but not limited to, "blue sky" or other state securities laws) or as to the laws of any other jurisdiction.
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      TROUTMAN SANDERS LLP
       ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP


AGCO Corporation
April 2, 2002
Page 2



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, as originally filed or as subsequently amended. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Troutman Sanders LLP

                                                     Troutman Sanders LLP